EXHIBIT 10.22

                           THE UCAR INTERNATIONAL INC.
                          MANAGEMENT STOCK OPTION PLAN


                  This Management Stock Option Plan was originally adopted by the Board of Directors of UCAR International Inc., a Delaware corporation (the "Company"), as of the Effective Date (as defined below). It was subsequently amended. This document (the "Plan") restates in one document this Management Stock Option Plan as amended through March 30, 1998.


                                    ARTICLE I

                                 PURPOSE OF PLAN


                  The Plan has been adopted by the Board to provide for the grant of certain stock options under certain circumstances to certain management employees and non-employee directors of the Company and its Subsidiaries as a part of the compensation and incentive arrangements for such employees and directors. The Plan is intended to advance the best interests of the Company by allowing such persons to acquire an ownership interest in the Company, thereby motivating them to contribute to the success of the Company and to remain in the employ or service of the Company and its Subsidiaries. It is anticipated that the availability of stock options under the Plan will also enhance the Company's and its Subsidiaries' ability to attract and retain individuals of exceptional talent to contribute to the sustained progress, growth and profitability of the Company.


                                   ARTICLE II

                                   DEFINITIONS

                  For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

                  "ACCELERATION EVENT" shall mean an event with respect to which the Plan provides for the acceleration of the exercisability of Options, as provided in Section 5.3.

                  "AFFILIATE" shall mean, with respect to any Person, (i) any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person, or (ii) any director, officer, partner or employee of such Person or any Person specified in clause (i) above.

                  "BOARD" shall mean the Board of Directors of the Company.

                  "CAUSE" , if relevant to a particular Participant, shall have the meaning of "Cause" set forth in such Participant's Option Agreement.
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                  "CEO" shall mean the Chief Executive Officer of the Company.

                  "CHANGE OF CONTROL" shall mean:

                           (i) the date that any  "person" (as such term is used
                  in Section 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined below, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Company; or

                           (ii) the date, following the expiration of any period
                  of two consecutive years, that individuals, who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

For purposes of clause (i), "beneficial owner" has the same meaning as defined in Rules 13d-3 and 13d-5 under the Exchange Act, which shall in any event include having the power to vote (or cause to be voted at such person's direction) pursuant to contract, irrevocable proxy or otherwise, directly or indirectly, voting power of the Company.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

                  "COMMITTEE" shall mean the Organization and Compensation Committee of the Board.

                  "COMMON STOCK" shall mean the common stock of the Company, par value $.01.

                  "COMPANY" shall mean UCAR International Inc., a Delaware corporation.

                  "CONTROL" (including, with correlative meaning, all conjugations thereof) shall mean with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

                  "CUMULATIVE EBITDA" shall mean with respect to any Performance Option, the sum of the EBITDA for the period commencing on the Grant Date and ending on the last day of the Plan Year preceding the Determination Date.

                  "CUMULATIVE EBITDA TARGETS" shall mean with respect to any Performance Option, the sum of the EBITDA Targets for the period commencing on the Grant Date and ending on the last day of the Plan Year preceding the Determination Date.
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                  "DETERMINATION DATE" shall mean the last day of the Plan Year.

                  "DIRECTOR" shall mean any individual who is a member of the Board and who is not an employee of the Company or a Subsidiary.

                  "DISABILITY" shall mean the inability of a Participant to perform in all material respects his duties and responsibilities to the Company, or any Subsidiary of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months, or (ii) such shorter period as the Company may determine. A Participant (or his representative) shall furnish the Company with satisfactory medical evidence documenting the Participant's disability or infirmity.

                  "EBITDA"  shall  mean,  with  respect to the  Company  and its
Subsidiaries on a consolidated basis for any period, the consolidated net income of the Company and its Subsidiaries for such period, as determined in accordance with generally accepted accounting principles consistently applied, PLUS, to the extent deducted in computing such consolidated net income, without duplication, the sum of (a) income tax expenses and withholding tax expenses incurred in connection with cross-border transactions involving non-domestic Subsidiaries,
(b) interest expense, (c) depreciation expense and amortization expense, (d) any special charges and any extraordinary or non-recurring losses, (e) monitoring and management fees paid to Blackstone, (f) other noncash items reducing consolidated net income, and (h) noncash exchange, translation on performance losses relating to any foreign currency hedging transactions or currency fluctuations, MINUS, to the extent added in computing such consolidated net income, without duplication, (i) interest income, (ii) extraordinary or non-recurring gains, (iii) other noncash items increasing consolidated net income, (iv) noncash exchange, translation or performance gains relating to any foreign currency hedging transactions or currency fluctuations, and (v) all non-cash pension accruals related to FAS `87; PROVIDED that all effects of the Recapitalization shall be eliminated in computing EBITDA.

                  "EBITDA TARGET" shall mean with respect to each Plan Year, the amount set forth in the following table opposite such Plan Year:

                  Plan Year Ending                   EBITDA Target
                  ----------------                   -------------

                  December 31, 1995                  $ 216,900,000
                  December 31, 1996                  $ 223,400,000
                  December 31, 1997                  $ 256,600,000*
                  December 31, 1998                  $ 271,700,000*
                  December 31, 1999                  $ 287,800,000*

and such other targets as are established by the Committee after consultation with the CEO with respect to subsequent Plan Years. Asterisked EBITDA Targets shall not be more than the stated amount but may be adjusted downward by the Committee, in its sole discretion and shall otherwise be subject to the provisions of Section 10.3.
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                  "EFFECTIVE DATE" shall mean the Recapitalization Closing Date.

                  "EMPLOYEE" shall mean any employee of the Company or any of its Subsidiaries and, unless otherwise indicated, any Director.

                  "EMPLOYEE LOAN" shall mean any loan made to a Participant on the Recapitalization Closing Date to assist the Participant in paying certain income tax liability.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "EXERCISABLE PERCENTAGE" shall mean, with respect to any Option, the cumulative percentage of the total number of Shares subject to such Option (measured as of the Grant Date) which a Participant has the right to receive upon exercising the Option.

                  "EXERCISE PRICE" shall mean the amount that a Participant must pay to exercise an Option with respect to one share of Common Stock subject to such Option, as determined in Section 4.2.

                  "FAIR MARKET VALUE" shall mean, with respect to any Common Stock, the average of the high and low trading prices of the 20 business days immediately preceding the day of the valuation.

                  "GOOD REASON" , if relevant to a particular Participant, shall have the meaning of "Good Reason" set forth in such Participant's Option Agreement.

                  "GRANT DATE" shall mean with respect to the initial grant of Options hereunder, the Recapitalization Closing Date, and thereafter shall mean the date an Option is granted pursuant to this Plan.

                  "OPTION" shall mean, with respect to any Participant, (a) any Time Option or Performance Option, and (b) any option, warrant or right to acquire shares of the capital stock of the Company issued in respect of an option referred to in clause (a) above, by way of distribution or in connection with a merger, consolidation, reorganization or other recapitalization.

                  "OPTION AGREEMENT" shall mean the Option Agreement between a Participant and the Company, substantially in the form of agreement attached hereto as Exhibit A.

                  "OPTION SHARES" shall mean,  with respect to any  Participant,
(a) any shares of Common Stock (or other shares of capital stock of the Company) issuable or issued by the Company upon exercise of any Option by such Participant, and (b) any shares of the capital stock of the Company issuable or issued in respect of any of the securities described in clause (a) above, by way of stock dividend, stock split, merger, consolidation, reorganization or other recapitalization.
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
                  "PARTICIPANT" shall mean any individual who holds an outstanding Option granted under this Plan.

                  "PERFORMANCE  OPTIONS"  shall mean the  Options  described  in
Section 5.2 hereof.

                  "PERSON" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "PLAN" shall mean this Management Stock Option Plan, as amended from time to time.

                  "PLAN YEAR" shall mean initially the short plan year beginning January 26, 1995 and ending on December 31, 1995, and thereafter each of the calendar years from 1996 through 2007.

                  "PUBLIC OFFERING" shall mean the sale of shares of Common Stock pursuant to an effective registration statement under the Securities Act, which results in an active trading market in Common Stock. If the Common Stock is listed on a national securities exchange or is quoted on the NASDAQ National Market, it shall be deemed to be actively traded.

                  "RECAPITALIZATION" shall mean the recapitalization of the Company pursuant to the Recapitalization Agreement.

                  "RECAPITALIZATION AGREEMENT" shall mean the agreement dated as of November 14, 1994 among Union Carbide Corporation, a New York corporation, Mitsubishi Corporation, a Japanese corporation, the Company, and UCAR International Acquisition Inc., a Delaware corporation.

                  "RECAPITALIZATION CLOSING DATE" shall mean the Closing Date of the Recapitalization (i.e., January 26, 1995).

                  "RECAPITALIZATION PRICE" shall mean the per share price paid in the Recapitalization (i.e., $7.60).

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SUBSIDIARY" shall mean any corporation of which the Company owns, directly or through one or more Subsidiaries, a fifty percent (50%) or more equity interest in such corporation or has the right to nominate fifty percent (50%) or more of the members of the board of directors or other governing body of the corporation.

                  "TIME OPTIONS" shall mean the Options described in Section 5.1 hereof.
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                  "TRANSFER"  shall mean, with respect to any Option,  the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration and whether voluntary, involuntary or by operation of law) of such Option or any interest therein.

                                   ARTICLE III

                      LIMITATION ON AVAILABLE OPTION SHARES

                  3.1 OPTION SHARES. The aggregate number of shares of Common Stock with respect to which Options may be granted under the Plan shall not exceed 6 million shares; PROVIDED, HOWEVER, that the aggregate number of shares of Common Stock with respect to which Options may be granted shall be subject to adjustment in accordance with the provisions of Section 10.2 below.

                  3.2 STATUS OF OPTION SHARES. The shares of Common Stock for which Options may be granted under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee or the Board shall determine and shall be reserved by the Committee or the Board for issuance under this Plan; provided, however, that any of such shares of Common Stock issued upon exercise of options granted to officers or directors of the Company on or after March 31, 1998 shall consist of treasury shares which shall have been previously listed on the New York Stock Exchange. To the extent any Options are forfeited, expire or are terminated prior to exercise, the Option Shares in respect of which such Options were issued shall become available for reissuance to Employees of the Company and its Subsidiaries pursuant to this Plan or any other plan or agreement approved by the Committee.

                                   ARTICLE IV

                                GRANT OF OPTIONS

                  4.1 OPTIONS. Options shall initially be granted by the Board of Directors. Thereafter, the Committee shall grant Options to Employees (after consultation with the Chief Executive Officer) and the Board shall grant Options to Directors. Except as otherwise provided herein, the Committee or the Board shall establish the terms and conditions applicable to Options granted by it at the time of grant, which terms and conditions shall be set forth in the relevant Option Agreement.

                  4.2 EXERCISE PRICE. The Exercise Price of Options granted hereunder shall be the Fair Market Value of the Shares subject to the Option, determined as of the Grant Date. For purposes of the initial grant of Options hereunder, the Exercise Price of Options shall be the Recapitalization Price.

                  4.3 FORM OF OPTION. Options granted under this Plan shall be non-qualified stock options and are not intended to be "incentive stock options" within the meaning of Section 422 of the Code or any successor provisions. Options shall be exercisable with respect to the number of Shares covered by the Option to the extent they become exercisable (as determined pursuant to Article
VI) and shall thereafter be exercisable until they expire or are terminated (as determined pursuant to Article VIII).

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
                                    ARTICLE V

                            EXERCISABILITY OF OPTIONS

                  5.1 TIME OPTIONS. Except as otherwise provided in the relevant Option Agreement or Section 5.3(b), all Time Options granted pursuant to this Plan shall become exercisable in accordance with the following schedule:

                                                   Exercisable Percentages
                                                   -----------------------

        Prior to December 31, 1995                            0%
      On or after December 31, 1995                          20%
      On or after December 31, 1996                          40%
      On or after December 31, 1997                          60%
      On or after December 31, 1998                          80%
      On or after December 31, 1999                         100%

                  5.2 PERFORMANCE OPTIONS. Except as otherwise provided in the relevant Option Agreement or Section 5.3(b):

                      (a) Performance Options shall become exercisable with respect to 20% of the Shares subject to such Option, on each Determination Date that the Company's EBITDA for a Plan Year equals or exceeds the EBITDA Target for that Plan Year (and with respect to the first Plan Year, EBITDA for the entire calendar year).

                      (b) If, after the Grant Date of a Performance Option, the Company's EBITDA for a Plan Year is less than 100% of the EBITDA Target for such Plan Year ( a "Missed Year"), no such Performance Option shall become exercisable with respect to any additional Shares (the "Missed Shares") on the Determination Date for such Plan Year. If, in any Plan Year subsequent to a Missed Year EBITDA exceeds the EBITDA Target for such Plan Year AND Cumulative EBITDA exceeds the Cumulative EBITDA Targets, then Performance Options shall become exercisable with respect to the Missed Shares attributable to such Missed Year (but only to the extent such Option has not otherwise terminated).

                  5.3 ACCELERATION EVENTS.

                      (a) Notwithstanding anything in this Article V to the contrary: Time Options awarded to Employees (other than Directors) shall become exercisable upon the first to occur of the following Acceleration Events: (i) a Participant's death or Disability, (ii) a Change of Control, and (iii) to the extent provided in a Participant's Option Agreement, a Participant's termination without Cause or resignation for Good Reason; and Time Options awarded to Directors shall become exercisable upon the first to occur of the following Acceleration Events: (i) a Director ceases to be a Director on account of death or Disability or (ii) a Change of Control. The Committee or the Board may, in its discretion, accelerate the exercisability of Options at any time and for any reason.
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                      (b) All outstanding  Time Options and Performance  Options
(other than Performance Options for the 1999 Plan Year) granted on or before March 17, 1998 have become vested and exercisable.

                                   ARTICLE VI

                               EXERCISE OF OPTIONS

                  6.1 RIGHT TO EXERCISE. During the lifetime of a Participant, Options may be exercised only by such Participant (except that, in the event of his Disability, Options may be exercised by his or her legal guardian or legal representative). In the event of the death of a Participant, exercise of Options shall be made only by the executor or administrator of the deceased Participant's estate or the Person or Persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution.

                  6.2 PROCEDURE FOR EXERCISE. Options may be exercised in whole or in part with respect to any portion that is exercisable. To exercise an Option a Participant (or such other Person who shall be permitted to exercise the Option as set forth in Section 6.1) must complete, sign and deliver to the Company (to the attention of the Company's Secretary) a notice of exercise substantially in the form attached hereto as ANNEX I (or in such other similar form as the Committee or the Board may from time to time adopt and provide to a Participant) (the "EXERCISE NOTICE"), together with payment in full of the Exercise Price multiplied by the number of shares of Common Stock with respect to which the Option is exercised. Payment of the Exercise Price shall be made in cash (including check, bank draft or money order). A Participant's right to exercise the Option shall be subject to the satisfaction of all conditions set forth in the Exercise Notice. In lieu of paying the Exercise Price, on or after an initial Public Offering, upon a Participant's request, with the Committee's or the Board's consent, the Company shall give the Participant a number of shares of Common Stock equal to (A) divided by (B) where (A) is the excess of the (i) the Fair Market Value of a share of Common Stock, over (ii) the Exercise Price, multiplied by (iii) the number of shares for which the Option is being exercised, and (B) is the Fair Market Value of a share of Common Stock.

                  6.3 [Omitted]

                  6.4 CONDITIONAL EXERCISE IN CONTEMPLATION OF AN ACCELERATION EVENT. In contemplation of an Acceleration Event, a Participant may conditionally exercise at least 15 days prior to such event all or a portion of his Options which are exercisable and which will become exercisable upon the occurrence of the Acceleration Event. Such conditional exercise shall become null and void if the anticipated Acceleration Event does not occur within six
(6) months following the date of such conditional exercise. A conditional exercise shall become binding upon a Participant (and such Participant shall become obligated to pay the Exercise Price therefor) upon the occurrence of the Acceleration Event.

                  6.5 WITHHOLDING OF TAXES. The Company shall withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the

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Company  with  respect to any Option  Shares  issuable  under the Plan,  and the
Company may defer such issuance unless indemnified to its satisfaction.

                                   ARTICLE VII

                              EXPIRATION OF OPTIONS

                  7.1 EXPIRATION DATE. Options shall expire at 5:00 p.m. Eastern Standard Time on the day prior to the twelfth anniversary of the Grant Date or upon such earlier time as provided in the Option Agreements (the "Expiration Date").

                  7.2 LIMITED STOCK APPRECIATION RIGHT. Upon a Participant's request, the Company may, in its sole discretion, cancel any Option (in whole or in part) granted hereunder and pay the affected Participant, the excess of the
(i) the Fair Market Value of a share of Common Stock, over (ii) the Exercise Price, multiplied by (iii) the number of shares for which the Option is being cancelled (the "CANCELLATION AMOUNT"); PROVIDED, HOWEVER, that coincident with any transaction which is reasonably likely to result in a Change of Control the Company may in its sole discretion, without a Participant's consent, cancel any Option (in whole or in part) granted hereunder and pay the affected Participant the Cancellation Amount.


                                  ARTICLE VIII

                             RIGHTS AND LIMITATIONS

                  8.1 DIVIDEND EQUIVALENTS.

                      (a) If the Board declares a special or extraordinary dividend in connection with a recapitalization, reorganization, restructuring or other nonrecurring corporate event to the holders of its Common Stock, the Company shall pay to an escrow account on behalf of each Participant an amount (the "Dividend Equivalent") equal to the dividend they would have received had they directly owned each Option Share subject to the Time Options and each Option Share with respect to which Performance Options are vested.

                      (b) Upon a Participant's exercise of an Option, the Company shall offset the Exercise Price of each Option Share subject to Options in respect of which a Dividend Equivalent was paid by the Dividend Equivalent set aside with respect to such Option Share. Any Dividend Equivalent in excess of the Exercise Price shall be paid in cash at the time the dividend is paid.

                      (c) If the Options of a Participant with respect to which a Dividend Equivalent is set aside are terminated or cancelled prior to the date the Options are exercised, the Participant shall forfeit the right to the Dividend Equivalent and any amounts set aside in the Participant's escrow account in respect of such Dividend Equivalent shall revert to the Company.

                  8.2 REGISTRATION OF OPTION SHARES. The Company shall file, at its own expense, a registration statement on Form S-8 to register the Option Shares.
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
                  8.3 TRANSFER OF OPTIONS. Options may not be Transferred (other than by will or descent), except that Options may be pledged, assigned or otherwise Transferred to the Company to secure indebtedness on any Employee Loan.


                                   ARTICLE IX

                                 ADMINISTRATION

                  9.1 PLAN ADMINISTRATOR. This Plan shall be administered by the Committee; provided, however, that the Committee may delegate to the CEO responsibility for the routine administration of the Plan.

                  9.2 COMMITTEE OPTION GRANTS. The Committee shall have the authority to select Employees to receive Options and to grant Options (except for the initial grant of Options, which shall be granted by the Board) to Employees in such amounts as it shall determine, in its full discretion, after consultation with the Chief Executive Officer.

                  9.3 COMMITTEE AUTHORITY. The Committee and the Board shall have the sole and complete responsibility and authority to (a) interpret and construe the terms of this Plan, (b) correct any defect, error or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder, and
(c) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's and Board's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons.


                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1 AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. No suspension, termination or amendment of or to the Plan shall affect adversely the rights of any Participant with respect to Options issued hereunder prior to the date of such suspension, termination or amendment without the consent of such holder.

                  10.2 ADJUSTMENTS.

                      (a) PERFORMANCE TARGETS. The Committee, in consultation with the Chief Executive Officer, shall adjust the performance targets for Plan Years following the Plan Year in which an initial Public Offering occurs so that the Performance Options continue to represent equivalent value for equivalent performance.

                      (b) CHANGES IN COMMON STOCK. In the event of a stock dividend, stock split, or share combination, the Committee shall make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options

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and the Exercise Prices  specified  therein and other  amendments to the Plan as the Board, in good faith, determines to be appropriate and equitable.

                  10.3 FUTURE ACQUISITIONS OR DISPOSITIONS. The EBITDA Targets are based upon certain revenue and expense assumptions about the future business of the Company and its Subsidiaries as of the Effective Date. Accordingly, if the Company or any Subsidiary acquires, by purchase or otherwise, or disposes of, by sale of stock or assets, the business, property, or fixed assets, of another Person, which acquisition or disposition, either singly or together with one or more other such transactions, will, in the Board's good faith determination, affect the Company's EBITDA, the Committee shall, in good faith, adjust the EBITDA Targets to reflect the projected effect of such transaction or transactions.

                  10.4 NO RIGHT TO PARTICIPATE. Except as otherwise agreed to by the Company, no Employee shall have a right to be selected as a Participant or, having been so selected, to be selected again to receive a grant of Options.

                  10.5 NO EMPLOYMENT CONTRACT. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant's employment at any time (with or without Cause), nor confer upon any Participant any right to continued employment by the Company or any of its Subsidiaries for any period of time or to continue such employee's present (or any other) rate of compensation.

                  10.6 CONSTRUCTION OF PLAN. This terms of this Plan shall be administered in accordance with the laws (excluding conflict of interest laws) of the State of New York.

                                                                         Annex I

                                 EXERCISE NOTICE
                                 ---------------

                  (Applicable After an Initial Public Offering)

         This Exercise Notice (this "NOTICE") is given by the undersigned participant ("Participant") to UCAR International Inc., a Delaware corporation (the "Company"), in connection with the Participant's exercise of an Option granted pursuant to the Company's Management Stock Option Plan (the "Plan") to purchase Option Shares (as defined in the Plan). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Plan.

                  1. PURCHASE AND SALE OF OPTION SHARES.

                  Upon delivery to the Company of (i) this Notice, (ii) the aggregate Exercise Price for the Option Shares purchased hereunder by certified check, bank draft or money order made payable to "UCAR International Inc." and
(iii) the Option to which the Option Shares relates, the Company shall sell and issue to Participant, the Option Shares that Participant elects to purchase hereunder.

                  2. EFFECT OF EXERCISE. Participant acknowledges and agrees that:

                      a. neither the issuance of the Option Shares to Participant nor any provision contained herein shall entitle Participant to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate Participant's employment at any time for any reason;

                      b. the Company shall be entitled to withhold from any amounts due and payable by the Company to Participant (or secure payment from Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to such Option Shares and the Company may defer issuance until indemnified to its satisfaction; and

                      c.  The  Option  Shares  issued  in  connection   herewith
          hereunder, are issued as a part of the compensation and incentive arrangements between the Company and Participant.

                  3. RESTRICTION ON OPTION SHARES. Participant acknowledges that the Option Shares being purchased hereunder are being issued pursuant to the Plan, the terms and conditions of which are incorporated herein as if set forth fully herein.

                  4. TAX TREATMENT.


         PARTICIPANT IS ADVISED THAT IT MAY BE IN PARTICIPANT'S OWN BEST INTEREST TO MAKE AN EFFECTIVE ELECTION WITH THE INTERNAL REVENUE SERVICE UNDER SECTION 83(b) OF THE INTERNAL REVENUE

         CODE OF 1986, AS AMENDED, AND THE REGULATIONS PROMULGATED THEREUNDER IN CONNECTION WITH THE EXERCISE OF OPTIONS HEREUNDER, AND THAT PARTICIPANT SHOULD CONSULT WITH PARTICIPANT'S TAX ADVISOR ABOUT THE DESIRABILITY OF AND PROCEDURE FOR MAKING SUCH AN ELECTION BEFORE EXERCISING THE OPTION TO WHICH THIS NOTICE RELATES.

                  IN WITNESS WHEREOF, the Participant has executed this Notice as of the date written below.


Number of Shares of Common Stock Acquired:  _________

Aggregate Exercise Price:                   _________


_______________________________                    _______________
Signature of Participant                           Date



_______________________________                    ________________
Print Participant's Name                           Participant's Social
                                                   Security No.


Participant's Residence Address:                   Mailing Address, if different
                                                   from Residence Address:

_______________________________                    ___________________________
Street                                             Street



_______________________________                    ___________________________
City        State             Zip Code             City      State      Zip Code

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